EXHIBIT 10.2

CONSULTING AGREEMENT

THIS AGREEMENT dated MAY 15, 2020 is between NOCERA INC., a publicly traded corporation organized under laws of the State of Nevada, whose address is 2030 POWERS FERRY ROAD SE, SUITE #212, ATLANTA, GA 30339 (hereinafter referred to as the "*Company*") and ATLANTA CAPITAL PARTNERS, LLC a corporation organized under laws of the State of Georgia, located at 507 NORTH LITTLE VICTORIA ROAD, WOODSTOCK, GEORGIA 30189 (hereinafter referred to as the "*Consultant*").

WHEREAS, the Consultant is in the business of assisting public companies in financial advisory, strategic business planning, and corporate communications services designed to make the investing public knowledgeable about the benefits of stock ownership in the Company; and

WHEREAS, the Consultant may, during the period of time covered by this Agreement, present to the Company one or more plans of public and investor relations to utilize other business entities to achieve the Company's goals of making the investing public knowledgeable about the benefits of stock ownership in the Company; and

WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter the "Act") or the Securities and Exchange Act of 1934 (hereinafter the "Exchange Act"), underwriting, banking, is not an insurance Company, nor does it offer services to the Company which may require regulation under federal or state securities laws; and

WHEREAS, the parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain Consultant to provide such assistance through its services for the Company, and the Consultant is willing to provide such services to the Company;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. *Duties and Involvement.*

The Company hereby engages Consultant to serve as its Vice-President of Finance. The duties of which shall be as follows:

A. to provide one or more plans, and for coordination in executing the agreed-upon plan, for using various business services as agreed by both parties. The plans may include, but not by way of limitation, the following services: spearhead efforts to raise $2 million dollars from accredited investors, recommend financing alternatives and sources, consult on corporate finance and/or investment banking issues, suggest topics for press releases, write and distribute press releases, implement shareholder communication program, consult with the Company's management concerning marketing surveys, investor accreditation, availability to expand investor base, investor support, strategic business planning, broker relations, attendance at conventions and trade shows, consulting of mergers with companies, review and assistance in updating a business plan, review and advise on the capital structure for the Company, assist in the development of an acquisition profile and structure, develop and utilize social media presence, take

incoming investor calls, perform all shareholder relations activities and assist with corporate collateral.

2. ***Relationship Among the Parties***.

The Company represents that the consultant does not have, through stock ownership or otherwise, the power neither to control the Company, nor to exercise any dominating influences over its management.

Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship among the parties, and Consultant will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company. The Company and the Consultant agree that the relationship among the parties shall be that of independent contractor.

3. ***Effective Date, Term and Termination***.

This Agreement shall be effective on May 15, 2020 and will continue until May 15, 2021. This one-year Agreement can be modified only if mutually agreeable and in writing. This Agreement may be terminated prior to the expiration of the term by either party with 30-days written notice. The agreement can also be cancelled under the following situations:

A. Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;

B. Upon the other party taking the benefit of any insolvency law; and/or

C. Upon the other party having or applying for a receiver appointed for either party.

4. ***Option to Renew and Extend.***

Company may renew this Agreement by providing written notice to Consultant at any time prior to the expiration hereof, however, the terms of the agreement could be subject to change.

5. ***Compensation and Payment of Expenses.***

The Company agrees to pay Consultant a monthly fee consisting of $3,000 USD and 5,000 shares of Nocera, Inc. Common Stock Restricted under Rule 144 per month as total and complete consideration for the services to be provided by the Consultant to the Company.

The cash payment will be paid upon signing this contract and on the 15th of each month thereafter until the expiration of this agreement.

The Company shall issue the Consultant 15,000 of its common shares 90 days after the signing of this agreement, and every 90 days thereafter until the expiration of this agreement. The shares issued pursuant to this agreement shall be deemed to have been earned and fully paid for at the time of their issuance.

In addition to any fees paid pursuant to paragraph 5 herein, the Client shall reimburse the Consultant for all reasonable month out-of-pocket expenses (not to exceed a maximum of $1,000 per month) incurred during the term of this engagement hereunder with respect to the services to be rendered by the Consultant. Furthermore, any expenses beyond travel and entertainment expenses shall be approved in writing, by the Client, prior to expenditure by Consulting Firm. The Consultant agrees that he will submit a written expense report and receipts for all expenses for which he seeks reimbursement.

If for any reason, the Company determines that it shall not proceed to utilize the services of Consultant, the fee shall continue to be deemed earned by Consultant and remain nonrefundable.

Company shall have no other obligation to Consultant for payment. Company agrees to pay for all costs and expenses incurred associated with its employees' working with the Consultant and its representatives, including lodging, meals, and travel as necessary. All other expenses for the fulfillment of this Agreement shall be borne by the Consultant, and by third parties engaged by it in connection with the performance of the financial and public relations services provided for herein.

6. *Services Not Exclusive.*

Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

7. *Confidentiality*.

Consultant acknowledges that it may have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products of the Company, whether in the concept or development stage, or being marketed by the Company on the effective date of this Agreement or during the term hereof.

8. *Covenant Not to Compete.*

During the term of this Agreement, Consultant warrants, represents and agrees that it will not directly participate in the information developed for and by the Company, and will not compete directly with the Company in the Company's primary industry or related fields.

9. *Indemnification*.

Company agrees to indemnify and hold harmless the Consultant and its respective agents and employees, against any losses, claims, damages or liabilities, joint or several, to

which either party, or any such other person, may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse the Consultant, or any such other person, for any legal or other expenses reasonably incurred by the Consultant, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding.

10. ***Miscellaneous Provisions***

Section a **Time**. Time is of the essence of this Agreement.

Section b **Presumption**. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

Section c **Computation of Time**. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

Section d **Titles and Captions**. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

Section e **Pronouns and Plurals**. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

Section f **Further Action.** The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section g **Good Faith, Cooperation and Due Diligence**. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

Section h **Savings Clause**. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

CONSULTING AGREEMENT

Section i **Assignment**. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

Section j **Arbitration.**

i. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules including the Emergency Interim Relief Procedures, and judgment on the award rendered by a single arbitrator may be entered in any court having jurisdiction thereof.

ii. Any provisional remedy, which would be available from a court of law, shall be available to the parties to this Agreement from the Arbitrator pending arbitration.

iii. The situs of the arbitration shall be Fulton County, Georgia.

iv. In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator.

Section k **Notices.** All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days' written notice, to the other party.

Section l **Governing law.** The Agreement shall be construed by and enforced in accordance with the laws of the State of Georgia.

Section m **Entire agreement.** This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

Section n **Waiver.** A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

Section o **Counterparts.** This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

Section p **Successors.** The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

CONSULTING AGREEMENT

Section q **Counsel.** The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

Section r **Reports.** The Consultant agrees to provide the Company with written reports regarding his monthly activities relating to the services provided to the Company.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

Agreed to and Accepted on
this 15th day of May, 2020

David Kugelman, Managing Member
Atlanta Capital Partners, LLC.

Agreed to and Accepted on
this 15th day of May, 2020

Erik S. Nelson, Secretary
Nocera, Inc.